Exhibit 5.01

Opinion of Loren Hillberg

December 29, 2003

Macromedia, Inc.

600 Townsend Street

San Francisco, CA 94103

Ladies and Gentleman:

Reference is made to that certain Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Macromedia, Inc. (the “Company”) with the Securities and Exchange Commission on or about December 29, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 855,748 shares of the Company’s Common Stock, par value $0.001, (the “Stock”) subject to issuance upon the exercise of options granted under the Blue Sky Software Corporation 1995 Stock Option Plan (the “Blue Sky 1995 Plan”), the Blue Sky Software Corporation 1996 Stock Option Plan (the “Blue Sky 1996 Plan”), the eHelp Corporation 1999 Equity Incentive Plan (the “eHelp 1999 Plan”) and pursuant to non-plan stock options granted by the Company (the “Non-Plan Grants”). In connection with the proposed filing of the Registration Statement by the Company, I am of the opinion that the 855,748 shares of Stock that may be issued and sold by the Company upon the exercise of stock options granted or to be granted under the Blue Sky 1995 Plan, the Blue Sky 1996 Plan, the eHelp 1999 Plan and pursuant to the Non-Plan Grants, when issued, sold and delivered in accordance with the Blue Sky 1995 Plan, the Blue Sky 1996 Plan, the eHelp 1999 Plan and pursuant to the Non-Plan Grants, as applicable, and the applicable exercise agreements and in the manner and for the consideration stated in the Registration Statement and the relevant prospectus prepared in connection with the Registration Statement, will be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement. I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing federal laws of the United States of America and, with respect to the validity of corporate action and the requirements for the issuance of stock, the General Corporation Law of Delaware.

Very truly yours,

/s/ Loren Hillberg

Loren Hillberg Senior Vice President, General Counsel